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                                                                   EXHIBIT 10.19


                         OEM SOFTWARE LICENSE AGREEMENT


THIS OEM SOFTWARE LICENSE AGREEMENT (the "Agreement") is between SIEBEL SYSTEMS, INC., a Delaware corporation with its principal place of business at 1855 South Grant Street, San Mateo, CA 94402 ("Siebel") and SAGENT TECHNOLOGY, INC., with its principal place of business at 2225 E. Bayshore Road, Suite 100, Palo Alto, CA 94303 ("Sagent").

WHEREAS, Siebel is engaged in the business of developing and marketing client/server application software:

WHEREAS, Sagent has developed software and technology that enables the development of and access to data marts; and

WHEREAS, Sagent wishes to license such software and technology to Siebel to be incorporated into Siebel Programs (as defined below) and distributed by Siebel.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.     DEFINITIONS.

1.1 "AFFILIATES" of a party shall mean (i) any corporation, company or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or managing authority) are owned, directly or indirectly (beneficially or of record) or controlled by such party, and (ii) authorized resellers and distributors of such party's products.

1.2 "DELIVERABLES" shall mean the materials described in EXHIBIT B. The Deliverables shall be considered Licensed Materials under this Agreement.

1.3 "DEVELOPMENT SOFTWARE" shall mean any and all software programs available from Sagent, the current versions of which are set forth in EXHIBIT A, that facilitate or relate to the development of (1) software programs incorporating the Licensed Materials, (2) interfaces between the Licensed Materials and other software programs, or (3) modifications to the Licensed Materials, as well as Updates to such programs.

1.4 "DOCUMENTATION" shall mean any and all documentation (to be provided in both electronic and hardcopy form) that pertains to the Licensed Materials.

1.5 "END USERS" shall mean those parties to whom Siebel directly or indirectly markets and distributes the Siebel Programs.

1.6 "LICENSED MATERIALS" shall mean (1) the object code version of the software marketed by Sagent, as set forth in EXHIBIT A, (2) Documentation, (3) on-line help, (4) Updates, (5) Deliverables, and (6) Training Materials, if Siebel elects to license them under Section 2 of EXHIBIT D.

1.7 "SIEBEL PROGRAM(S)" shall mean the software program(s), now existing or later developed or acquired, that are or shall be directly or indirectly marketed and distributed by Siebel to its End Users, including but not limited to the Siebel Enterprise Applications and any product that Siebel licenses as a separate program module, as modified by Siebel from time to time. The Siebel Programs that Siebel distributes under Section 3.1 shall incorporate the Licensed Materials as an embedded component unless otherwise expressly authorized by this Agreement.

1.8 "TRAINING MATERIALS" shall mean all training materials that pertain to the Licensed Materials, including both technical training materials and end user training materials.

1.9 "UPDATE" shall mean a subsequent release of the Licensed Materials that is made generally available at no additional charge to Sagent's customers receiving maintenance services from Sagent.


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Updates shall include (but not be limited to) all error corrections, bug fixes, enhancements, and future and additional versions of the Licensed Materials, including both (i) new point releases denoted by a change to the right of the first decimal point (e.g., v3.0 to 3.1), and (ii) new major version releases denoted by a change to the left of the first decimal point (e.g., v3.0 to 4.0) so long as Siebel is current on maintenance fee obligations as set forth in EXHIBIT D.

2.     DELIVERY AND ACCEPTANCE OF LICENSED MATERIALS AND DELIVERABLES.

2.1 INITIAL DELIVERY OF LICENSED MATERIALS. Upon execution of this Agreement, Sagent shall provide Siebel with a master electronic copy of the Licensed Materials set forth in EXHIBIT A and related Documentation and on-line help.

2.2 SAGENT DELIVERABLES. Sagent shall provide Siebel with an electronic copy of the Deliverables according to the schedule set forth in EXHIBIT B as well as related Documentation and on-line help. Siebel shall have thirty (30) days from the first date of delivery of the Deliverables (the "Acceptance Period") to evaluate the Deliverables. If, during the Acceptance Period, any Deliverables fail to conform to the description in EXHIBIT B or any subsequent specifications or requirements agreed upon in writing by the parties, then Siebel has the right to reject such Deliverables and, upon return of the Licensed Materials to Sagent, shall have no obligation to Sagent to pay any Royalty Pre-Payment associated with the Deliverables as set forth in Section 2(C)(2) of EXHIBIT C. If Siebel does not notify Sagent in writing of its acceptance of the Deliverables during the Acceptance Period, the Deliverables delivered to Siebel are deemed accepted. Notwithstanding the foregoing, the warranties and remedies set forth in Section 7 shall have full force and effect both during and after the Acceptance Period.

3.     LICENSE GRANTS.

3.1 OBJECT CODE LICENSE. Sagent hereby grants to Siebel and its Affiliates a worldwide, nonexclusive, perpetual license to (a) incorporate the object code version of the Licensed Materials in the Siebel Programs, (b) reproduce and distribute, without restriction, the Licensed Materials as incorporated into the Siebel Programs, (c) modify and enhance the Licensed Materials as incorporated into the Siebel programs, and (d) reproduce and distribute any such modifications or enhancements. In addition, Sagent grants to Siebel the right to reproduce and distribute the Licensed Materials separately from the Siebel Programs provided that (1) the End User to which Siebel distributes such Licensed Materials already has a valid license to use the Siebel Programs as of the date that Siebel distributes such Licensed Materials and (2) the resulting solution includes the Licensed Materials as an embedded component of the Siebel Programs. The foregoing rights may be sublicensed through multiple tiers of distribution, including resellers, provided each reseller or other distributor is contractually required to abide by the requirements of this Section 3. Siebel shall ensure that any Siebel Programs incorporating the Licensed Materials shall be governed by a license agreement which is at least as protective of Sagent's proprietary rights in the Licensed Materials as of Siebel's proprietary rights in the Siebel Programs, including rights and restrictions related to End User's right to make backup and archival copies.

3.2 DEVELOPMENT LICENSE. Sagent hereby grants to Siebel and its Affiliates a worldwide, perpetual, royalty-free, non-exclusive license to use and reproduce the Development Software for the development of Siebel Programs.

3.3 LIMITED SOURCE CODE LICENSE. Sagent shall escrow the fully documented source code version of the Licensed Materials pursuant to the terms and conditions set forth in EXHIBIT F.

3.4 INTERNAL LICENSE. Sagent hereby grants to Siebel and its Affiliates a nonexclusive, royalty-free, nontransferable (except as provided in Section 11.6), worldwide license to reproduce and use the Licensed Materials in support of the activities contemplated by this Agreement (including but not limited to training, external demonstrations to potential customers and technical support).

3.5 REPRODUCTION OF THE LICENSED MATERIALS. Siebel may, at its option, reproduce the Licensed Materials from the master disk provided by Sagent, or distribute the Licensed Materials the original


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packaging as provided by Sagent provided that Siebel pays Sagent's reasonable internal costs of copying and packaging.

4.     PAYMENTS.

4.1 PAYMENTS TO SAGENT. In consideration of the licenses granted for the Licensed Materials in Section 3, Siebel shall make the payments to Sagent as set forth in EXHIBIT C.

4.2 TAXES. Siebel shall pay any sales, use, property, license, value added, withholding, excise or similar tax, whether federal, state or local, that may be imposed upon or with respect to the delivery by Sagent of the Licensed Materials, as well as any costs, penalties or interest associated with the collection or withholding thereof.

5.     TRAINING, SUPPORT AND MAINTENANCE.

5.1 TRAINING. Sagent shall provide consultation and training concerning the use, operation and functionality of the Licensed Materials to Siebel as further described in EXHIBIT D. Such consultation and training shall be sufficient to allow Siebel to assume responsibility for maintenance and support of the Licensed Materials as incorporated into Siebel Programs.

5.2 SAGENT MAINTENANCE OBLIGATIONS. Sagent agrees to provide Siebel with support and maintenance, error corrections, bug fixes, enhancements, Updates, and future and additional versions of Licensed Materials as further described in EXHIBIT D (Sagent Training, Support and Maintenance Obligations").

5.3 TECHNICAL SUPPORT. Siebel shall be responsible for first-level technical support of its End Users; provided, however, that Sagent shall provide Siebel with second- and third-level technical support by telephone, internet access, and e-mail, as further described in EXHIBIT D ("Sagent Training, Support and Maintenance Obligations"). Sagent's support obligations shall continue as long as Siebel's payments required under this Agreement have been made with respect to such obligations.

5.4 SAGENT CONSULTING AND TECHNICAL ACCOUNT MANAGEMENT SERVICES. Sagent agrees to provide Siebel consulting and Technical Account Management Services, at Siebel's request, as further described in EXHIBIT E ("Sagent Consulting and Technical Account Management Services").

6.     CONFIDENTIALITY AGREEMENT.

6.1    CONFIDENTIAL INFORMATION.

       A. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("confidential information"). All Confidential Information disclosed pursuant to this Agreement shall be governed by the terms of the Mutual Non-Disclosure Agreement between Siebel and Sagent dated August 22, 1997 (the "Mutual Non-Disclosure Agreement").

       B. Sagent acknowledges and agrees that: (i) Siebel and its suppliers retain all rights, title and interest in and to the Siebel Programs and Sagent acknowledges and agrees that it does not acquire any rights, express or implied, therein and (ii) if at any time Sagent suggests any new features, functionality, or performance that Siebel subsequently incorporates into the Siebel Programs, such new features, functionality, or performance shall be the sole and exclusive property of Siebel and shall be free from any confidentiality restrictions that might otherwise be imposed upon Siebel pursuant to the Mutual Non-Disclosure Agreement.

       C. Except as permitted under local law, Siebel shall not reverse compile, reverse engineer, disassemble, copy or in any way duplicate the Licensed Materials, in whole or in part, except as expressly authorized by this Agreement or by prior written consent of Sagent.


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6.2    INJUNCTIVE RELIEF. In the event of a breach of any of the provisions of
Section 6.1, each party agrees that the other party will not have an adequate remedy at law, and accordingly each party agrees that the other party, in addition to any other available legal or equitable remedies, is entitled to seek injunctive relief against such breach without any requirement to post bond as a condition of such relief.

7.     WARRANTY.

7.1    EXPRESS WARRANTIES.

A. WARRANTY FOR LICENSED MATERIALS AND DEVELOPMENT SOFTWARE. Sagent represents and warrants that all Licensed Materials and Development Software (1) will conform to the Documentation and to the description in EXHIBIT A and (2) will function on the machines and with the operating systems, database management systems, and other platforms for which they have been designed, as set forth in the Documentation or in EXHIBIT A.

B. WARRANTY FOR DOCUMENTATION. Sagent represents and warrants that (1) the Documentation provided to Siebel under this Agreement shall be complete and correct and sufficient for a person with relevant technical training to use, install, configure, and develop interfaces to the Licensed Materials.

C. WARRANTY FOR SERVICES. Sagent represents and warrants that any services performed by Sagent pursuant to this Agreement, including Maintenance and Support Services, shall be performed according to their description and in a professional and workmanlike manner by employees of Sagent having a level of skill commensurate with the requirements of this Agreement.

D. OWNERSHIP AND AUTHORITY. Sagent represents and warrants, with respect to all materials provided by Sagent, that (1) Sagent is the sole owner or the authorized licensee of the Licensed Materials; (2) Sagent has full and sufficient right to assign or grant the rights or licenses granted to Siebel herein; (3) the Licensed Materials have not been published under circumstances that have caused a loss of copyright therein; and (4) the Licensed Materials do not infringe any patent, copyright, trademarks or other intellectual property rights (including trade secrets), privacy, publicity, or similar rights of any third party, nor has any claim of such infringement been threatened or asserted, and no such claim is pending against Sagent, or, to the best of Sagent's knowledge, against any entity from which Sagent has obtained such rights.

E. NO CONFLICT. Sagent represents and warrants that Sagent has not previously or otherwise granted nor will in the future grant any rights to any third party which conflict with the rights herein granted by Sagent.

F. YEAR 2000 WARRANTY. Sagent represents and warrants that the Licensed Materials will process, record, store, and present data containing four-digit years in the same manner and with the same functionality as before January 1, 2000. Sagent will not be in breach of this warranty for any failure of the Licensed Materials to correctly create or process date-related data if such failure results from the inability of any software, hardware, or systems of Siebel or any third party (including any underlying database engines, operating systems, and related drivers) either to correctly create or process date-related data or to create or process such date-related data in a manner consistent with the method in which the Programs create or process date-related data.

G. ANTI-VIRUS WARRANTY. Sagent represents and warrants that (1) the Licensed Materials shall not contain any code, programming instruction or set of instructions that is intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files, or hardware without the consent and intent of the computer user and (2) the Licensed Materials do not contain any virus or computer software code, routines or hardware components (other than as set forth in the Documentation) designed to disable, damage, impair, or erase the Licensed Materials or other software or data.


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7.2    EXCLUSION OF IMPLIED WARRANTIES. THE WARRANTIES IN SECTION 7.1 ARE
EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES. EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

7.3    LIMITATION OF LIABILITY.

       A. EXCEPT FOR CLAIMS ARISING PURSUANT TO SECTION 6 OR SECTION 8, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS OR BENEFITS, LOSS RESULTING FROM THE USE OF THE LICENSED MATERIALS OR ARISING OUT OF ANY BREACH OF ANY WARRANTY.

       B. EXCEPT FOR DAMAGES DUE TO A BREACH OF EITHER PARTY'S OBLIGATIONS UNDER SECTION 6 OR FOR SAGENT'S OBLIGATIONS UNDER SECTION 8, EACH PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY FOR ALL LOSS AND DAMAGE WHETHER IN NEGLIGENCE, CONTRACT OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL IN ANY EVENT BE LIMITED TO THE SUM OF THE MONIES PAID TO SAGENT BY SIEBEL UNDER THIS AGREEMENT.

       C. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES CAUSED BY THE FAILURE OF THE OTHER PARTY TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT OR FOR ANY DAMAGES ARISING FROM REPRESENTATIONS AND COMMITMENTS MADE BY SIEBEL TO ITS CUSTOMERS OR OTHER THIRD PARTIES WHICH ARE INCONSISTENT WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT.

8.       INDEMNIFICATION.

       8.1 SCOPE OF INDEMNIFICATION. Sagent hereby agrees to defend, indemnify, and hold harmless Siebel from any loss, liability, claim, or damage related to Sagent's breach of its obligations hereunder. If a claim arises that the Licensed Materials infringe the intellectual property rights of a third party, or if in Sagent's judgment, such a claim is likely to arise, Siebel agrees to allow Sagent, at Sagent's option, to procure the right for Siebel to continue to exercise its rights and licenses granted herein, or to replace or modify them in a functionally equivalent manner so they become noninfringing. If neither of the foregoing alternatives is available on terms that are reasonable in Sagent's judgment, Siebel, upon written request by Sagent, shall return the Licensed Materials then in Siebel's possession to Sagent and shall receive reimbursement of all the amounts paid to Sagent under this agreement. The foregoing remedial actions, however, shall not relieve Sagent of its indemnity obligations with respect to any loss, liability, or damage that may be incurred with respect to existing Siebel Products.

       8.2 LIMITATIONS. Sagent shall have no obligation under this Section 8 with respect to any claim of infringement of copyrights, trade secret, or other intellectual proprietary right based upon Siebel's modification of the Licensed Materials, if such infringement would have been avoided by the absence of such modifications.

9.     TERM AND TERMINATION.

9.1 TERM. This Agreement shall continue in force for three (3) years from the date of signature unless terminated pursuant to Section 9.2 ("Termination") below. After the initial three (3)-year term, Siebel shall have the option of renewing this Agreement upon the same terms as set forth herein except as expressly set forth in Section 2(A) of EXHIBIT C.

9.2 TERMINATION. Either party may terminate this Agreement upon sixty (60) days' written notice of a material breach by the other party if such breach is not cured within such sixty (60) day period; provided, however, that there shall be no cure period for breach of the provisions of Section 6. This Agreement may also be terminated by the mutual written consent of the parties.


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9.3    RIGHTS UPON TERMINATION. If this Agreement is terminated, the license to distribute and sublicense the Licensed Materials granted hereunder shall terminate; provided, however, that any licenses of the Siebel Programs incorporating the Licensed Materials granted by Siebel, its Affiliates, resellers or other distributors prior to such termination shall not be affected and shall continue in full force and effect.

Notwithstanding any provisions herein to the contrary, following any termination of this Agreement and for so long thereafter as is necessary for Siebel to satisfy, and solely to satisfy, its then existing contractual obligations to its End Users. Siebel shall be entitled to exercise the licenses granted under
Section 3 solely for such purposes. If at the time of termination Siebel has made any Royalty Pre-Payments in excess of the accrued Royalty Payments, Siebel shall be entitled to continue to distribute the Licensed Materials under this Agreement until the accrued Royalty Payments equal the total Royalty-Pre-Payments. In addition, for a period of four (4) months following termination, Siebel shall have the option of continuing to distribute the Licensed Materials under this Agreement and will pay any applicable royalties. Sagent shall not be required to provide any Updates, maintenance, or support after termination unless Siebel has already made payment for such Updates, maintenance and support.

10.    MARKETING.

10.1 DOCUMENTATION. Sagent hereby grants Siebel the right to visually display the Sagent company name and the Sagent product names and trademarks in the hardcopy documentation for the Siebel Programs incorporating the Licensed Materials and in advertising and promotional materials. Sagent hereby grants to Siebel the right to use its trademarks for such purposes with Sagent's approval, such approval not to be unreasonably withheld.

10.2 JOINT MARKETING PLAN. Sagent and Siebel agree to use their commercially reasonable efforts to formulate a joint marketing plan which will, among other things, address the mutual sharing of leads subject to confidentiality restrictions and prior customer approval. Such joint marketing plan shall be treated as Confidential Information under Section 6.1. With Siebel's approval, and provided that Sagent maintains its membership and certification under Siebel's Alliance Partner Program, Sagent shall place Siebel's name on its web site in its list of Sagent Partnerships.

11.    MISCELLANEOUS.

11.1 GOVERNING LAW. This Agreement and all matters arising out of or relating to this Agreement shall be governed by the laws of the State of California, excluding its conflict of law provisions. The parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

11.2 NOTICES. All notices, authorizations, consents, or other communications required or permitted to be given hereunder shall be made in writing and shall be deemed effective when delivered as follows:

       Siebel:                                  Sagent:

       Siebel Systems, Inc.                     Sagent Technology, Inc.
       1855 South Grant Street                  2225 E. Bayshore Road, Suite 100
       San Mateo, CA  94402                     Palo Alto, CA 94303
       Telephone:  (650) 295-5000               Telephone:  (650) 496-3174
       Telefax:  (650) 295-5111                 Telefax:  (650) 493-1290
       Attention:  VP Product Marketing         Attention:  Director, OEM Sales
       With a copy to VP, Legal Affairs         With a copy to:  Legal Affairs

       Any party hereto may change its address for purposes hereof by so notifying the other party.


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11.3   SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

11.4 WAIVER. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

11.5 NO PARTNERSHIP OR JOINT VENTURE. No agency, employment, partnership, joint venture, or other joint relationship is created hereby. Siebel and Sagent are each independent contractors with respect to the other and neither has any authority to bind the other in any respect whatsoever.

11.6 ASSIGNMENT. Neither party may assign, transfer or delegate this agreement or any such party's right and obligation hereunder to any third party hereto, without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party may assign this Agreement and such party's rights and obligations hereunder without the consent of the other party to a subsidiary or Affiliate so long as such party remains primarily liable for its obligations hereunder. In addition, either party may assign this Agreement, and its rights and obligations hereunder, to any third party that acquires substantially all of such party's stock or assets relating to that portion of such party's business that is related to the subject of this Agreement. Any attempted assignment, delegation, or transfer in contravention of this Agreement shall be null and void.

11.7 ENTIRE AGREEMENT. This Agreement, together with the schedules hereto, constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement and such schedules. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party. No other act, document, usage or custom shall be deemed to amend or modify this Agreement.

11.8 FORCE MAJEURE. Neither party shall be deemed to be in default of or to have breached any provisions of this Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government agency or official thereof, other catastrophes or any other circumstances beyond the party's reasonable control.

11.9 SIEBEL'S FREEDOM OF ACTION. Both parties understand that the other party may currently or in the future be developing technologies or products internally, or receiving technologies or products and related information from other parties that may be similar to Licensed Materials and related products. The parties agree that nothing in this Agreement shall limit in any way either party's ability to develop internally technologies or products, or have products developed for it, that compete with Licensed Materials and related products; provided that in the course of such development no provisions of this Agreement and its Exhibits relating to Confidential or Proprietary Information are breached by such party. Nothing in this Agreement shall be construed to obligate either party to a specified level of effort in its promotion and marketing of the Siebel Programs or the Siebel Programs Modules, or to assure that a specified level of revenues or royalties will result therefrom.

11.10 EXPORT CONTROL. The parties agree that the export of Licensed Materials is subject to the export control laws of the United States of America and each party agrees to abide by all such export control laws and regulations, including without limitation any regulations promulgated by the Department of Commerce (or its successors) or the Department of Treasury.

11.11 HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way affect this Agreement.


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
         The Effective Date of this Agreement shall be MARCH 31, 1998.

EXECUTED BY SAGENT TECHNOLOGY, INC.         EXECUTED BY SIEBEL SYSTEMS, INC.

Signature:  /s/ Thomas M. Lounibos          Signature:  /s/ Kevin A. Johnson
           ------------------------                    ---------------------

Name:  Thomas M. Lounibos                   Name:  Kevin A. Johnson
       ----------------------------                -------------------------

Title:  EVP of Sales                        Title:  VP Legal Affairs
        ---------------------------                 ------------------------

Date:  March 31, 1998                       Date:  March 31, 1998
       ----------------------------                -------------------------


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                                    EXHIBIT A

LICENSED MATERIALS

The Licensed Materials shall consist of the currently available versions of the Sagent Data Mart Server, Client Software, Administrative Components, and Sagent Weblink, as well as all Updates of such programs as set forth below.

SAGENT DATA MART SERVER

The Sagent Data Mart Server is an application server that features a multi-threaded, agent-based architecture for processing information requests and an open, RDBMS-based repository for storing metadata about both source and target data stores, Sagent components and administration statistics. The Sagent Data Mart server supports native access to Microsoft SQL Server, Oracle, Red Brick, Sybase, and Informix databases, and offers ODBC connections for IBM DB2, Informix and other databases.

ADMINISTRATIVE COMPONENTS

SAGENT ADMIN
Sagent Admin enables data mart administrators to control a distributed network of data marts from a single location. It provides a single, integrated view of all Sagent Data Mart Components. In the Sagent Architecture, the Sagent Data Mart Server inherits Windows NT server set-up and configuration details, so that administrators can save time during installation. Sagent Admin also provides the following functionality: data mart diagnostics, agent control, and security control.

SAGENT DESIGN STUDIO
Sagent Design Studio provides an intuitive and graphical environment for developing data flow plans for data warehouse population, metadata creation and online analysis. This visual environment allows developers to define their data extract, transformation of data, and data loading. In the same environment users can perform ad hoc queries, online analysis, and reporting functions.

OLE/DB CLIENT CONNECTIONS
Sagent's OLE/DB interface provides the ability to provide the client tools to access the Sagent Server via an OLE/DB interface.

SAGENT INFORMATION STUDIO
Provides a graphical interface for easily accessing and sharing information. It runs on Windows 95 or Windows NT and enables users to build powerful data requests, store result sets for easy reuse and collaborate with other users.

SAGENT ANALYSIS
An Information Studio plug-in for conducting analysis, including cross tabulation, slicing, drilling, charting and manipulation of information from relational data sources.

SAGENT WEBLINK

Provides access to data mart components through popular Internet and intranet web browsers. It enables uses to run data requests and view result sets quickly and easily through a browser interface.

DEVELOPMENT SOFTWARE

The Development Software shall consist of the Licensed Materials listed above as well as Updates to those Licensed Materials.


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                                    EXHIBIT B

                               SAGENT DELIVERABLES


On or before September 30, 1998, Sagent shall deliver to Siebel the following Deliverables, which shall be Updates to the Licensed Materials that include the functionality and/or performance set forth in this EXHIBIT B. These Deliverables shall be governed by the terms that apply to Licensed Materials under the Agreement regardless of whether the Deliverables are generally released by Sagent.

GENERAL REQUIREMENTS. Sagent will deliver Licensed Materials that include the following functionality and/or performance on or before the Delivery Date set forth for each requirement. Sagent shall incorporate these General Requirements into each subsequent Update of the Licensed Materials.

              1. CACHING: Sagent will provide functionality that allows caching of plans on the server and caching of data on the client so Siebel can take advantage of improving performance through caching. Sagent cannot currently support the ability to allow caching to occur on the Server with parameterized plans, due to the information in the plans having dynamic parameterization. Sagent and Siebel will have a technology review by April 24 and discussion to determine if there is a solution that helps Siebel leverage Sagent caching. Delivery Date: [*].

              2. FOOTPRINT: Sagent will provide functionality that uses Microsoft's Remote Data Services allowing for the OLE/DB ADO functionality to run on a server so that the Sagent client footprint requirements are reduced to less than 2MB. This implementation will allow for the existing Sagent Plans to run without change. Delivery Date: [*].

              3. INCREMENTAL UPDATE STRATEGY: Sagent will provide functionality that allows Siebel to design and deliver an Incremental Update capability for the Siebel Data Mart. Delivery Date: [*].

              4. SAGENT REPOSITORY: In order to provide Siebel programmatic access to create, change, or delete the relational based repository elements within the Sagent Repository: (1) Sagent will conduct an assessment of the effort to provide an API or OLE Automation interface for this requirement by [*]; (2) if Sagent finds that the effort is too large to target a release, then Sagent will provide Siebel the date for adoption of the Microsoft Repository; and, in any case,
                     (3) Sagent will provide Siebel with the Sagent Repository relational table definitions along with the information necessary that will allow Siebel to create a programmatic interface. Delivery Date: [*].

              5. INTERNATIONAL REQUIREMENTS: Sagent shall deliver the following international functionality on or before [*].

                     A. TRANSLATION OF ERROR MESSAGES: Sagent will provide the error message strings required by Siebel to localize the Siebel Programs, including but not limited to Siebel Marketing Enterprise. These message strings will be delivered in a Microsoft resource file format, and will include only the message strings displayed via the Siebel Marketing Enterprise client. [*].

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
                     [*]

                     B. OLE/DB CLIENT. By [*], Sagent will confirm that the Sagent client OLE/DB Client Connection is fully functional when used with all language-specific versions produced by Sagent, including but not limited to Sagent's French, German and Japanese language specific versions of the Licensed Materials. The OLE/DB Client Connection shall also support international requirements to the same extent as the executables included in Sagent's international versions. If the Sagent OLE/DB Client Connection fails to support any international Sagent product. Sagent will provide this support in the 4.0 release of the Licensed Materials at no additional charge to Siebel.

                     C. INTERNATIONALIZATION ARCHITECTURE AND FUNCTIONALITY. Sagent will merge the internationalization architecture and all international functionality developed for the international versions of version 3.0 of the Licensed Materials into the U.S. English version of the Licensed Materials in Sagent's 4.0 release. [*]

                     D. DOUBLE BYTE CHARACTER SET AND EXTENDED ASCII CHARACTERS. Sagent will ensure that all Licensed Materials and Development Software, including all Updates, support double byte character sets and extended ASCII characters and corresponding languages. In addition, the general features of the Licensed Materials and Development Software, including all Updates, shall support non-United States regional specific practices, including but not limited to number format, date and time format, phone number format, list format, currency denomination, and currency format. The Sagent Data Collection Agent must be able to transmit data to and from the Siebel supported databases irrespective of number, date and time, phone number, list format, currency denomination, and currency format settings.

                     E. NON-ENGLISH LANGUAGE VERSIONS. Sagent will deliver all Licensed Materials and Development Software, including all Updates, in Japanese, German and French language versions when those non-English language versions are generally available from Sagent or its Affiliates. Agent shall make such non-English language versions generally available within [*].

                     F. REPOSITORY. Sagent's Repository shall be language independent, such that, given a Sagent Repository, any language version of Sagent's tools should interchangeably be able to create, modify, import and process any Sagent Plans. For example, Plans developed by Siebel in the US English version should fully function in the French, German and Japanese versions of the Licensed Materials.

                     G. MIXED LANGUAGE ENVIRONMENTS. Sagent must support the use of all language specific versions of its products in language environments other than that directly targeted by a language specific version. For example, the German version should be supported running in a Spanish environment, including, but not limited to, running against a Spanish MS SQL Server RDBMS, using Spanish MS Windows with Spanish regional settings.

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
                     H. UNICODE STATEMENT OF DIRECTION. Sagent will deliver a statement of direction to Siebel within [*] days of execution of the Agreement outlining Sagent's plans and direction with respect to support of Unicode.

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
In addition, Sagent will make best efforts to deliver the following additional Deliverables to Siebel:

                     1. DISCONNECTED CLIENT. Sagent will make best efforts to provide the capability to operate a disconnected client that processes a subset of Siebel data in the Siebel Data Mart using SME functionality. The target laptop RAM size will be 48MB and 4GB HD using a P200 or greater. Estimated Completion Date: [*].

                     2. SAGENT REPOSITORY. Sagent will make best efforts to provide the following improvements to help insure the Stability and Resiliency of the Repository. These items include:

                            a)     Undo functionality

                            b) Warning dialog displayed before a user can delete an object

                            c) Warning dialog before metaview parts are moved from one category to another

                            d) Read only privilege to metaview with the ability to view Part Properties

                            e)     Metaview parts sorted alphabetically

                            f) Automatic upgrade process (3 way merge) for Sagent Repositories

                            g) Allow users to see one baseview a subset at a time

                            Sagent will use best efforts to provide these functions in Version 5.0 of the Licensed Materials, to be delivered in [*].

                     3. OPERATIONAL PROGRAMMATIC CONTROL. Sagent will make best efforts to enable Siebel to programmatically control and operate the Siebel Data Mart, including Scheduling and Executing Plans for Data Extraction or Analysis. The functionality will also allow Siebel to access performance data, and logs so that the system can be dynamically tuned. Sagent will also allow for the meta data relational information for Starview to be accessible so Siebel can create aggregate tables. Estimated Completion Date: [*].

                     4. QUERY GOVERNING. Sagent will make best efforts to provide Query Governing that allows a customer to control the resource utilization of queries by user or user role. This functionality can be programmatically controlled, and will work with any Sagent-supported RDBMS. Estimated Completion Date:
                            [*].

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
                                    EXHIBIT C

                                    PAYMENTS

1. USE OF TERMS. Capitalized terms used in this EXHIBIT C shall have the same meaning as in the Agreement or in other Exhibits to this Agreement. In addition, the following terms are defined for purposes of this EXHIBIT C.

       A.     "ROYALTY PAYMENTS" shall mean the payments that Siebel makes under
              Section 2(A) of this EXHIBIT C in consideration for the licenses granted pursuant to Section 3 of this Agreement, reduced by the applicable Discount set forth in Section 2(B).

       B. "ROYALTY PRE-PAYMENTS" shall mean the payments that Siebel makes under Section 2(C) of this EXHIBIT C and which shall be treated as a credit against accrued Royalty Payments.

       C. "SERVER SYSTEM" shall mean the hardware platform upon which an End User installs and uses the Siebel Programs incorporating the Data Mart Server portion of the Licensed Materials. Siebel may grant sublicenses to the Licensed Materials to its End Users on a per-Server basis, on the same terms that Siebel grants licenses to use the Siebel Programs. The term "Server System" in this EXHIBIT C shall have the same meaning as the term "server" (or similar term defining the server hardware on which an End User installs the Data Mart Server portion of the Licensed Materials) in any Siebel Software License and Services Agreement between Siebel and End User.

2. ROYALTY PAYMENTS TO SAGENT. The Royalty Payments under this Agreement shall be based upon the Price set forth in Section 2(A) below, reduced by the applicable Discount set forth in Section 2(B) below. The Royalty Payments shall apply as set forth below for each Server System for which Siebel grants an End User a license to use the Licensed Materials pursuant to this Agreement. The obligation to make Royalty Payments shall accrue when Siebel has (1) shipped the Siebel Programs incorporating the relevant Licensed Materials to an End User and
(2) granted such End User a license to use the Siebel Programs incorporating the relevant Licensed Materials. Sagent acknowledges that Siebel may ship media containing the Licensed Materials to third parties that have not licensed the Siebel Programs incorporating the Licensed Materials and Siebel shall have no royalty obligations with respect to such shipments. Nothing in this Agreement shall prevent Siebel from determining, in its discretion, how to license the Siebel Programs incorporating the Licensed Materials to its End Users, including but not limited to licensing on a named-user basis or on a per-server basis. If Siebel chooses to license the Licensed Materials internally, in excess of the Internal License provided in Section 3.4, Siebel may do so at the Discounts set forth in Section 2(b) below.

       A. PRICE. The applicable Price shall be the lower of the prices for the packages set forth below ("Packages") or the then-current list price of the Licensed Materials. Upon renewal of this Agreement pursuant to Section 9.1 after the initial three (3)-year term, the Price shall be determined solely by the then-current list price of the Licensed Materials. At any time, Siebel may add future Sagent products ("Future Products") to the list of Licensed Materials if and when Sagent makes future products available. The Price for Future Products shall be no greater than the then-current list price for such Future Products.

              PACKAGE                                                 LIST PRICE PER SERVER SYSTEM
              -------                                                 ----------------------------
              STANDARD:                                               [*]

                 o   1 Sagent Data Mart Server (1* Server System)
                 o   Unlimited OLE/DB Client Connections
                 o   Unlimited Sagent Information Studio
                 o   Unlimited Sagent Analysis
                 o   1 Sagent Admin

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

                 o   2 Sagent Design Studios

               WEB-ENABLED:                                           [*]

                 o   1 Sagent Data Mart Server (1* Server System)
                 o   Unlimited OLE/DB Client Connections
                 o   Unlimited Sagent Information Studio
                 o   Unlimited Sagent Analysis
                 o   1 Sagent Admin
                 o   2 Sagent Design Studios
                 o   1 Sagent Weblink Server

               ADDITIONAL OLAP SERVER:

                 o   1 Sagent Data Mart Server for OLAP               [*]

       B. DISCOUNTS. To calculate the applicable Royalty Payment, the Prices set forth shall be reduced by the applicable discount ("Discount"), based on the cumulative accrued Royalty Payments for all Licensed Materials under this Agreement including any renewals. The greater Discount levels shall be available on a going-forward basis once Siebel has accrued the relevant Royalty Payment level.

              CUMULATIVE ROYALTY PAYMENTS                            DISCOUNT
              ---------------------------------------------------------------
              $0-$999,999                                            [*]%
              $1,000,000-$1,999,999                                  [*]%
              $2,000,000+                                            [*]%

       C. ROYALTY PRE-PAYMENTS. Siebel shall make the following Royalty Pre-Payments to Sagent based upon Siebel's acceptance of the Licensed Materials and Deliverables as set forth below.

              (1) FOR LICENSED MATERIALS. Sagent shall deliver to Siebel the Licensed Materials set forth in EXHIBIT A on or before March 31, 1998. Upon delivery of the Licensed Materials, Sagent shall invoice Siebel for a non-refundable Royalty Pre-Payment in the amount of [*].

              (2) FOR DELIVERABLES. Sagent shall deliver to Siebel the Deliverables set forth in EXHIBIT B on or before the dates set forth therein. If Siebel accepts the Deliverables pursuant to Section 2.2 of the Agreement, Sagent shall invoice Siebel for a Royalty Pre-Payment in the amount of [*]. If Siebel does not accept the Deliverables pursuant to
                     Section 2.2 of the Agreement, Siebel shall have no obligation to pay the [*] Royalty Pre-Payment. If and when Siebel accepts the related Deliverables, the associated Royalty Pre-Payment shall become nonrefundable.

3.     ROYALTY PAYMENTS AND REPORTS.

All Royalty Payments will be paid to Sagent within forty-five (45) days after the end of each calendar quarter during which Siebel ships the relevant Licensed Materials to End Users during the term of this Agreement. All Royalty Pre-Payments will be paid to Sagent within forty-five (45) days of Siebel's receipt of Sagent's invoice. Each Royalty Payment shall be accompanied by a report setting forth the number of licenses of the Siebel Programs incorporating the Licensed Materials granted during such quarter, the amount owed, and the basis for the calculation. All royalties are payable in U.S. dollars. If, in any quarter, Siebel's cumulative Royalty Pre-Payments exceed Siebel's cumulative Royalty Payment obligations, Siebel shall have no payment obligations for that quarter but shall provide to Sagent a royalty report as set forth above.

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
4.     AUDIT.

Siebel agrees to maintain complete and accurate records relating to its use (and any distribution and licensing of the Siebel Programs incorporating the Licensed Materials) of the Licensed Materials licensed under this Agreement. Sagent shall have the right, at reasonable times and upon reasonable notice and no more than annually, to appoint an independent third party auditing firm to audit only those books and records of Siebel relating to the number of licenses granted with respect to the Siebel Products incorporating the Licensed Materials for the preceding one-year period in order to verify the accuracy of any royalty statement submitted under this Agreement. Alternatively, Siebel may request that the external auditors of Siebel, as part of Siebel's annual audit, audit and report to Sagent and Siebel on the accuracy of any such royalty statement submitted by Siebel under this Agreement.

Unless Sagent provides Siebel with written notice of a request to audit, the parties agree that Siebel's royalty reports and payments shall be deemed to be accurate and correct (and not subject to dispute or audit by Sagent) with respect to any period in excess of one (1) year from the date of receipt of Siebel's royalty report; provided, however, that a request will only be effective to toll the running of the one year period if an audit is commenced within sixty (60) days of Siebel's receipt of such notice. If any such inspection shall disclose any error of whatever amount, the parties shall by appropriate payment to the other forthwith adjust the same. The results of such audit shall disclose only such information as is necessary to determine the number and type of licenses granted and the royalty payable thereon and shall not disclose any of Siebel's cost or profit data or any other information to Sagent.

                                    EXHIBIT D

              SAGENT TRAINING, SUPPORT AND MAINTENANCE OBLIGATIONS

1.     DEFINITIONS.

       A. "MAINTENANCE" shall mean Sagent's obligations set forth in Section 3 of this EXHIBIT D.

       B. "MAINTENANCE AND SUPPORT PERIOD" shall mean a twelve (12)-month period. The initial Maintenance and Support Period shall begin on the date of Siebel's acceptance of the initial Licensed Materials.

       C. "MAINTENANCE AND SUPPORT" shall mean the maintenance and support services set forth in this EXHIBIT D. If Sagent increases its standard maintenance and support services generally available to its customers or distributors, Sagent shall make such increased maintenance and support services available to Siebel at the rates set forth herein.

       D. "MAINTENANCE AND SUPPORT FEES" shall mean fees payable in accordance with Section 5 of this EXHIBIT D.

       E. "SUPPORT" shall mean the services set forth in Section 4 of this EXHIBIT D.

       F. "SUPPORTED PROGRAMS" shall mean the Licensed Materials and the Development Software.

2. TRAINING. Sagent shall provide technical training for 15 Siebel representatives at Siebel's facility in San Mateo in the complete curriculum for the Supported Programs at no additional charge to Siebel. At Siebel's request, Siebel may attend training courses at Sagent's facilities subject to scheduling and availability of such classes. At Siebel's request, Sagent will provide Siebel an electronic copy of all Training Materials, as well as all Updates to such materials during the term of this Agreement. Training Materials shall be considered Licensed Materials under this Agreement. If Siebel elects to license the Training Materials, Siebel shall pay Sagent a one-time fee of $[ * ]. In addition, Siebel may elect to have Sagent trainers give standard Sagent training at $[ * ] per day for up to sixteen (16) students per class.

3. MAINTENANCE. In consideration of the Maintenance Fees paid in accordance with this EXHIBIT D, Sagent shall provide Siebel with any and all Updates to the Supported Programs, promptly as such Updates become available. All Updates shall include an updated OLE/DB interface that enables the Siebel Programs to interface with the most updated version of the Licensed Materials. All Updates shall be provided for no additional charge. Sagent shall provide all Updates necessitated by new or successor releases of hardware and operating systems software, including but not limited to all subsequent versions of (1) the Windows and Windows NT client operating systems, (2) the Windows NT (Intel) server platform, (3) the Oracle, Sybase, Informix, Microsoft, and IBM DB2 RDBMS platforms and (4) the Microsoft OLE interface. Sagent shall provide such Updates within thirty (30) days of the date that the vendor of such hardware and/or software systems makes such subsequent versions generally available. Any versions of the Licensed Materials that operate on other operating systems or server platforms shall be considered Updates under this Agreement. The Royalty Payments for any Licensed Materials that operate on other operating systems or server platforms shall not exceed the Royalty Payments set forth in EXHIBIT C and neither Siebel nor its End Users shall be liable for any fees for transferring the Licensed Materials to another operating system or server platform. Sagent shall make pre-release versions of Updates available to Siebel to permit Siebel to develop and test such Updates prior to the release of the Siebel Programs incorporating such Updates. Sagent shall also provide Updates that incorporate all Siebel-Specified Enhancements. For purposes of this Agreement, "Siebel-Specified Enhancements" shall mean enhancements to the Licensed Materials that Siebel reasonably requests, provided that Sagent agrees that such enhancements will maintain or enhance the Licensed Materials' commercial competitiveness and market position. All Updates shall include updated Documentation.



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                                      -17-

4.     SUPPORT.

       A. STANDARD SUPPORT. Sagent shall offer to Siebel the Standard Support services set forth below ("Standard Support") at no additional charge. Standard Support shall consist of second level support services consistent with the following support obligations:

              Sagent shall establish and maintain the organization and processes to provide Support for the Supported Programs to Siebel. Support shall include but not be limited to (i) a diagnosis of problems or performance deficiencies of the Supported Programs and (ii) a resolution of problems or performance deficiencies of the Supported Programs. Sagent shall provide Support on a prompt and timely basis via both (1) toll-free phone support, and (2) Internet-based support pages that are generally accessible on a 7x24 basis. Sagent agrees to designate at least one (1) Sagent software engineer who shall, at all times during the term of this Agreement, be responsible and available to assist Siebel in the successful integration of the Licensed Materials into the Siebel Programs. Sagent agrees to inform Siebel in writing at least quarterly of all known anomalies, including known bugs, that then exist in the Supported Programs. Siebel may, in its discretion, notify Sagent of anomalies and bugs that it discovers or of which it becomes aware. Sagent will use its best efforts to cure, as described below, reported and reproducible errors in the Supported Programs so that the Supported Programs operate as specified in this Agreement. Siebel recognizes four error levels:

                     SEVERITY 1 - Critical Business Impact. The production use of the Supported Programs is stopped or so severely impacted that the Customer cannot reasonably continue work. Sagent will begin work on the error within one hour of notification and will engage development staff until an acceptable work around is achieved.

                     SEVERITY 2 - Significant Business Impact. Important features of the Supported Programs are unavailable with no acceptable workaround. The implementation or production use of the Supported Programs is continuing but not stopped. However, there is a serious impact on the Customer's productivity and/or service levels. Sagent will begin work on the error within two hours of notification and will engage development staff until an acceptable work around is achieved.

                     SEVERITY 3 - Some Business Impact. Important features of the Supported Programs are unavailable but a workaround is available, or less significant features of the Supported Programs are unavailable with no reasonable workaround. Customer's work, regardless of the environment or product usage, has minor loss of operational functionality or implementation resources. Sagent will begin work on the error within a day of notification and will engage development staff.

                     SEVERITY 4 - Minimal Business Impact. Siebel requests information, an enhancement, or documentation clarification regarding the Supported Programs but there is no impact on the operation of the Supported Programs. The implementation or production use of the Supported Programs is continuing and there is no work being impeded at the time. Sagent will provide an initial response regarding the requested information or documentation clarification within one week and will consider enhancements for inclusion in a subsequent Update.

       B. EXTENDED SUPPORT. Sagent shall offer to Siebel the Standard Support services set forth above on a 7x24 basis ("Extended Support") at a rate of $[ * ] in addition to the fees for Standard Support per year or Sagent's discounted preferred partner rate for Extended Support, whichever is lower. Siebel may elect to purchase Extended Support, at its option, at any time during the term of this Agreement.

5. MAINTENANCE AND SUPPORT FEES. Sagent will provide Maintenance as set forth in Section 3 of this EXHIBIT D to Siebel at Siebel's option at the annual rate of [ * ] percent ([ * ]%) of the discounted

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
       Royalty Payments accrued under this Agreement. Sagent shall provide Support as set forth in Section 4 of this EXHIBIT D at Siebel's option at the rates set forth therein. Sagent shall invoice Siebel for Maintenance and Support fees on a quarterly basis based upon the royalty report submitted by Siebel for the previous quarter. Maintenance and Support Fees are due within forty-five (45) days of Siebel's receipt of Sagent's invoice. Maintenance and Support for Development Software and for Siebel's Internal License set forth in Section 3.4 shall be provided at no additional charge to Siebel.

6. MAINTENANCE AND SUPPORT CONTINUITY. Maintenance and Support shall continue, as renewed by Siebel at Siebel's option. If Siebel fails to pay any amount due pursuant to the terms set forth above, and fails to cure such failure within sixty (60) business days from receiving a notice of such failure from Sagent, Sagent shall have the right to terminate Maintenance and Support to Siebel without any liability to Sagent.

                                    EXHIBIT E

                     SAGENT CONSULTING AND TECHNICAL ACCOUNT
                               MANAGEMENT SERVICES

1. CONSULTING SERVICES. Sagent shall provide Siebel professional consulting services ("Consulting Services") at Siebel's request at a rate of $[*] per day. Sagent shall invoice Siebel on a quarterly basis for all Consulting Services provided in the previous quarter. Sagent shall provide Siebel's development organization one (1) day of Consulting Services per quarter at no charge to Siebel. Siebel shall use reasonable efforts to schedule such Consulting Services with at least two (2) weeks' advance notice.

2. TECHNICAL ACCOUNT MANAGEMENT SERVICES. Siebel shall have the option of receiving the services of a professional Sagent Technical Account Manager, located on-site at Siebel's facility in San Mateo. This Technical Account Manager shall provide the following services:

              o   Assist in Star Schema delivery

              o   Manage Technical Liaison between Siebel and Sagent

              o Assist in technical rollout of the Siebel Programs incorporating the Licensed Materials

       These services shall be provided on a full-time basis at the rate of $[*] per six (6) month engagement or on a part-time basis at the rate of $[*] per six (6) month engagement.

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
                                    EXHIBIT F

                               SOURCE CODE ESCROW

Within thirty (30) days of the execution of this Agreement, Sagent agrees to deposit and maintain the most up-to-date, fully documented source code for the Licensed Materials in both human and machine readable form, and all releases, updates, revisions, improvements, enhancements and other changes thereto (hereafter collectively referred to as the "Program Documentation") in escrow administered by an unrelated third party escrow agent in a secure off-site storage location disclosed to Siebel in writing. If so requested by Siebel, Sagent agrees to certify in writing or to demonstrate, by means reasonably satisfactory to Siebel, compliance with the foregoing obligation to Siebel on an annual basis. The escrow shall be established pursuant to an agreement with the escrow holder in a form satisfactory to Sagent and Siebel (the "Escrow Agreement"). The sole purpose of the escrow is to provide, for the benefit of Siebel, copies of the Program Documentation for delivery to Siebel in the event Sagent ceases to maintain or support the Licensed Materials, or if Sagent ceases business operations generally or has transferred all or substantially all of its assets or obligations set forth in this Agreement to a third party which has not assumed or performed all of the maintenance and support obligations of Sagent set forth in this Agreement. Sagent warrants that the Program Documentation to be provided to Siebel under any source code escrow arrangement(s) to which Siebel is a beneficiary shall contain all media, code, information and documentation reasonably required to enable any person or entity (even if that person or entity is not affiliated legally or in fact with Sagent), possessing technology-industry-acceptable training and skills in the programming languages in which the source code is comprised, to efficiently create, correct, revise, update and/or enhance the Program Documentation without any reference to (i) any materials not included with the Program Documentation furnished to Siebel or
(ii) the aid of Sagent or any person or entity affiliated legally or in fact with Sagent. If Siebel becomes entitled to receive the Program Documentation under this Section, either Sagent or its authorized escrow agent will promptly provide to Siebel one copy of the Program Documentation that Siebel may use under the terms of the source code license contained in the Escrow Agreement.

[SIEBEL LOGO]


                                  AMENDMENT #1
                                     TO THE
                         OEM AGREEMENT (THE "AGREEMENT")
                                     BETWEEN
                         SIEBEL SYSTEMS, INC. ("SIEBEL")
                                       AND
                       SAGENT TECHNOLOGY, INC. ("SAGENT")

       WHEREAS Siebel and Sagent entered into the Agreement effective March 31, 1998, under which Siebel acquired certain rights in Sagent's Licensed Materials, as defined in the Agreement;

       WHEREAS Siebel and Sagent desire to supplement the Agreement with additional terms under which Siebel will acquire rights in certain Sagent materials, which Siebel may use and distribute in connection with the migration of its customers' data;

       NOW, THEREFORE, Siebel and Sagent agree to supplement the Agreement as follows:

1. CONFLICTS, USE OF TERMS. In the event of conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment #1, the terms and conditions of this Agreement #1 will control. Where applicable, the defined terms in the Agreement shall have the same meaning in this Amendment #1. All terms in this Amendment #1 shall apply only to the transaction set forth herein and, except as specified, each party's rights and obligations regarding the Licensed Materials set forth in the March 31, 1998 Agreement shall continue in full force and effect.

2. ADDITIONAL LICENSED MATERIALS. The currently available versions of the following software programs, as well as all Updates thereto, shall be considered Licensed Materials under the Agreement and shall be governed by the terms applicable to Licensed Materials, subject to the terms of
       Section 3 below. Sagent will deliver these Licensed Materials with Siebel splash screens that include the words "Powered by Sagent" at the bottom of the splash screen. Siebel shall provide the splash screens to Sagent for incorporation into the Licensed Materials. Sagent shall provide such Licensed Materials to Siebel no later than November 15, 1998.

              Sagent Data Collection Agent
              Sagent Design Studio
              Sagent Administrator

3. LICENSE GRANT. Sagent hereby grants Siebel all of the licenses set forth in Section 3 of the Agreement with respect to the Licensed Materials set forth in Section 2 above; provided, however, that (a) Siebel may exercise such licenses only in connection with customers (whether direct or indirect customers of Siebel or of Scopus Technology Inc.) of the Series 3 and/or Series 5 products who intend to migrate to the Siebel Enterprise Applications family of products and (b) any solution that includes the Licensed Materials set forth in Section 2 shall not be required to include the Licensed Materials as an embedded component of the Siebel Programs.

4. PRODUCT SUPPORT FOR API CALLS. Sagent will develop an API to the Licensed Materials that supports the API Calls set forth in Attachment A to this Amendment #1, and will deliver such API to Siebel according to the schedule set forth below. Upon delivery to Siebel, this API shall be considered part of the Licensed Materials under the Agreement and governed by the License Grant in Section 3 of this Amendment #1.

              Beta version of API Calls          December 15, 1998
              Production version of API Calls    January 15, 1999

5. PAYMENTS. In consideration for Siebel's agreement to pay $[*] in lump-sum royalties on or before December 31, 1998, Sagent hereby grants Siebel the paid-up right and license to use, reproduce, and distribute and unlimited number of copies of the Licensed Materials set forth in
       Section 2 of this Amendment #1, as set forth in Section 3 of this Amendment #1. After Siebel has accepted the API Calls set forth in
       Section 4 above pursuant to the terms of Section 2 of the Agreement, Siebel shall pay Sagent $[*] in lump-sum royalties.

6. SAGENT PROFESSIONAL SERVICES. Siebel agrees to include Sagent Professional Services in connection with Siebel's Professional Services offerings to its customers and consulting partners. Siebel will jointly market the Sagent Professional Services with its Professional Services offerings to customers migrating from Series 3 or Series 5. Siebel will strongly recommend that its partners, including Deloitte & Touche, use Sagent Professional Services for all Data Movement services for Series 3 and Series 5 migration.

7. SIEBEL USER WEEK. At Siebel User Week, planned to be held October 12-16, 1998, Siebel will (a) announce the existing relationship between Sagent and Siebel and (b) announce Sagent as a premier Data Movement vendor.

8. EXTENDED SUPPORT. Siebel hereby purchases Extended Support, as set forth in Section 4B of Exhibit D to the Agreement, for both the Licensed Materials set forth in Section 2 above and the Licensed Materials licensed pursuant to the March 31, 1998 Agreement. This shall include all of the terms set forth in Exhibit D to the Agreement regarding Maintenance and Standard Support as well as the additional terms that apply to Extended Support. Siebel shall pay Sagent the annual rate of $[*] for such support. The initial $[*] shall be payable within 45 days of receipt of Sagent's invoice.

9. TRAINING. Sagent will provide training to Siebel at no additional charge, at Siebel's site, for one (1) class of Siebel consultants. Sagent will also provide a copy of all Training Materials that relate to the Licensed Materials set forth in Section 2 above, which Training Materials shall be included in the definition of Licensed Materials under the Agreement and governed by Section 3 above.

10. SIEBEL ALLIANCE PROGRAM. Concurrently with this Amendment #1, Sagent will sign the documents necessary to join the Siebel Alliance Program at the Software Partner level.

ACCEPTED AND AGREED:


SIEBEL SYSTEMS, INC.                     SAGENT TECHNOLOGY, INC.

Signature:  /s/ Kevin A. Johnson         Signature:  /s/ W. Virginia Walker
           ---------------------------              ---------------------------
Name:  Kevin A. Johnson                  Name:  W. Virginia Walker
      --------------------------------         --------------------------------

Title:  Vice President, Legal Affairs    Title:  Exec. V.P., CFO
       -------------------------------          -------------------------------

Date:  October 22, 1998                  Date:  10/9/98
      --------------------------------         --------------------------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT A

                           SAGENT REPOSITORY API CALLS


Sagent will deliver to Siebel an Update to the Licensed Materials that provides an API that supports the API Calls set forth below. This ATTACHMENT A sets forth the specification for 14 Sagent repository API functions that the Siebel Tools must call to provide integrated OLAP business component definitions. These 14 APIs fall into three categories: Plan Attribute Access, Metaview Attribute Access, and General.

       PLAN ATTRIBUTE ACCESS
       int SagentEnumPlans (BOOL bFirst, char*repository_name, char**plan_name)

       o PURPOSE: Enumerate plan names in the given Sagent repository. This API allows Siebel Tools to prepare a pick list of plans for the configurator to pick.
       o      PARAMETER:
              o bFirst - TRUE if the first plan name in enumeration should be returned, FALSE if the next plan name should be returned.
              o      repository_name - The name of the Sagent repository.
              o      plan_name - Returned plan name.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.

       int SagentSetCurrentPlan (char*repository_name, char*plan_name)

       o PURPOSE: Set the current plan context for other plan retrieval calls. this API is useful because it removes the need to specify the plan name for all of the remaining plan access API calls.
       o      PARAMETER:
              o      repository_name - The name of the Sagent repository.
              o      plan_name - The current or active plan name.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.

       int SagentGetPlanProp (char*prop_name, char**prop_val)

       o PURPOSE: For the current plan and given property name, retrieves the property value. This API allows Siebel Tools to retrieve any necessary plan property value needed for the BusComp field definition.
       o      PARAMETER:
              o      prop_name - The name of the plan property.
              o      prop_val - Returned plan property value.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.
       o REMARK: The Sagent function SAGENTSETCURRENTPLAN must be called before calling this function int SagentEnumQueries (BOOL bFirst, char**query_name)

       o PURPOSE: For the current plan, enumerate all SQL query names. This API allows Siebel Tools to prepare a pick list of SQL query names in the current active plan for the configurator to pick.
       o      PARAMETER:
              o bFirst - TRUE if the first query name in enumeration should be returned, FALSE if the next query name should be returned.
              o      query_name - Returned query name in the current plan.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.
       o REMARK: The Sagent function SAGENTSETCURRENTPLAN must be called before calling this function.

       int SagentGetQueryProp (char*query_name, char**prop_val)

       o PURPOSE: For the current plan and the given query name and the property name, retrieves the property value. This API allows Siebel Tools to retrieve a plan SQL query's property value needed for the buscomp field definition..
       o      PARAMETER:

              o      query_name - The query name in the current plan..
              o      prop_name - The name of the query property.
              o      prop_val - Returned query property value.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.
       o REMARK: The Sagent function SAGENTSETCURRENTPLAN must be called before calling this function.

       int SagentEnumQueryParts (BOOL bFirst, char*query_name, char**part_name)

       o PURPOSE: For the current plan and the given query name, enumerate all parts in the SQL query. This API allows Siebel Tools to prepare a pick list of SQL query's part names in the current active plan for the configurator to pick.
       o      PARAMETER:
              o bFirst - TRUE if the first part name in enumeration should be returned; FALSE if the next part name should be returned.
              o      query_name - The query name in the current plan.
              o      part_name - Returned part name in the given SQL query.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.
       o REMARK: The Sagent function SAGENTSETCURRENTPLAN must be called before calling this function.

       int SagentEnumQueryFilters (BOOL bFirst, char*query_name, char**filter_name)

       o PURPOSE: For the current plan and the given query name, enumerate all filter names. This API allows Siebel Tools to prepare a pick list of SQL query's filter names in the current active plan for the configurator to pick.
       o      PARAMETER:
              o bFirst - TRUE if the first filter name in enumeration should be returned, FALSE if the next filter name should be returned.
              o      query_name - The query name in the current plan.
              o filter_name - Returned filter name in the current SQL query.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.
       o REMARK: The Sagent function SAGENTSETCURRENTPLAN must be called before calling this function.

       int SagentEnumQueryFilterParts (BOOL bFirst, char*query_name, char*filter_name, char**part_name)

       o PURPOSE: For the current plan and the given query name and given filter name, enumerate all parts used in it. This API allows Siebel Tools to prepare a pick list of plan query filter's part names for the configurator to pick.
       o      PARAMETER:
              o bFirst - TRUE if the first part name in enumeration should be returned, FALSE if the next part name should be returned.
              o      query_name - The SQL query name in the current plan.
              o      filter_name - The filter name in the current SQL query.
              o      part_name - Returned part name in the filter.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.
       o REMARK: The Sagent function SAGENTSETCURRENTPLAN must be called before calling this function.

       int SagentEnumOutput Fields (BOOL bFirst, char**field_name)

       o PURPOSE: For the current plan, enumerate all field names in the output grid. This API allows Siebel Tools to prepare a pick list of plan's output field names for the configurator to pick.
       o      PARAMETER:
              o bFirst - TRUE if the first output grid field name in enumeration should be returned, FALSE if the next output grid field name should be returned.
              o field_name - Returned output grid field name in the current plan.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.
       o REMARK: The Sagent function SAGENTSETCURRENTPLAN must be called before calling this function.

       METAVIEW ATTRIBUTE ACCESS
       int SagentEnumMetaviews (BOOL bFirst, char*repository_name, char**metaview_name)

       o PURPOSE: Enumerate metaview names in a given repository. This API allows Siebel Tools to prepare a pick list of metaviews for the configurator to pick.
       o      PARAMETER:
              o bFirst - TRUE if the first metaview name in enumeration should be returned, FALSE if the next metaview should be returned.
              o      repository_name - The name of the Sagent repository.
              o      metaview_name - Returned metaview name.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.

       int SagentSetCurrentMetaview (char*repository_name, char*metaview_name)

       o PURPOSE: Sets the current metaview context for other metaview retrieval calls. This API is useful because it removes the need to specify the metaview name for all of the remaining metaview access API calls.
       o      PARAMETER:
              o      repository_name - The name of the Sagent repository.
              o      metaview_name - The current or active metaview name.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.

       int SagentEnumCategories (BOOL bFirst, char**category_name)

       o PURPOSE: For the current metaview, enumerate all category names. This API allows Siebel Tools to prepare a pick list of categories of the active metaview for the configurator to pick.
       o      PARAMETER:
              o bFirst - TRUE if the first category name in enumeration should be returned., FALSE if the next category name should be returned.
              o category_name - Returned category name in the current metaview.
       o      RETURN VALUE: 0 if OK; otherwise, it returns various error codes.
       o REMARK: The Sagent function SAGENTSETCURRENTMETAVIEW must be called before calling this function.

       int SagentEnumCategoryParts (BOOL bFirst, char*category_name, char**part_name)

       o PURPOSE: For the current metaview and the given category, enumerate all part names. This API allows Siebel Tools to prepare a pick list of category parts of the active metaview for the configurator to pick.

[SIEBEL LOGO]


              INDEPENDENT CONTRACTOR CONSULTING SERVICES AGREEMENT


THIS INDEPENDENT CONTRACTOR CONSULTING AGREEMENT (the "Agreement") is between SIEBEL SYSTEMS, INC., with its principal place of business at 1855 South Grant Street, San Mateo, CA 94402 ("Siebel"), and the business entity or individual listed below ("Contractor").

       Contractor has the experience and is ready, willing and able to perform the Project Services (as defined below) and Siebel, relying on Contractor's representation, is willing to engage Contractor as an independent contractor, and not as an employee, on the terms and conditions set forth below.

1. CONTRACTOR INFORMATION.

Name:     Sagent Technology, Inc.

Address:  2225 E. Bayshore Road, Suite 100
          Palo Alto, CA  94303

Attn:     Tom Lounibos, Vice President Sales

Phone:    (650) 496-3128   Fax:     (650) 483-1297

Check applicable box below:

[X] Business - EIN: ______________________

Type of Entity (e.g., Corp., LLC) ___________ State of Registration:  __________

[ ] Individual/Sole Proprietor - SSN: _______________________

2. PROJECT SERVICES AND DELIVERABLES.

Contractor will perform the project services ("Project Services") and provide the deliverables ("Deliverables") as set forth in Exhibit A or as otherwise agreed to in writing by Siebel and Contractor. Contractor will complete the Project Services and deliver the Deliverables on or before the Completion Date (if one is set forth in Exhibit A). Contractor will prepare and submit progress reports as Siebel may reasonably request from time to time.

The parties agree that services of certain individuals listed in Exhibit A ("Key Individuals") are essential to the satisfactory performance by Contractor of the Project Services. The parties further agree that if any Key Individuals leave the employ of Contractor during the term of this Agreement for any reason or is unavailable to continue full-time the work called for herein, and if substitute individuals acceptable to Siebel are not available to continue work within five
(5) business days, Siebel shall have the right to terminate this Agreement pursuant to Section 3 below.

3. TERM OF AGREEMENT.

3.1 TERM. This Agreement becomes effective as of the Start Date and will terminate on the Completion Date, when it is expected that Contractor's Project Services will be completed; provided; however, this Agreement may be terminated under the following provisions of Section 3.3 or 3.4. The parties' rights and obligation under Sections 3.4, 3.5, 6, 7, 8 and 10 shall survive the termination of this Agreement.

3.2 TERMINATION FOR BREACH. Either party may terminate this Agreement for material breach of this Agreement upon fifteen (15) days written notice to the other party, if such breach is not cured by the other party within such period.

3.3 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement without recourse or liability at any time upon fifteen (15) days written notice to the other party.

3.4 RETURN OF CONFIDENTIAL INFORMATION. Upon termination of this Agreement for any reason, each party will immediately transfer and return to the other party all copies of the other party's Confidential Information in its possession, as well as equipment, supplies, and computer software supplied by the other party. Contractor will also immediately furnish to Siebel all Siebel data, records, or materials of any kind as well as copies of all work in progress.

3.5 FINAL INVOICE. If this Agreement is terminated pursuant to Section 3.3 or if Contractor terminates this Agreement due to breach by Siebel pursuant to Section 3.2, then, within fifteen (15) days, Contractor shall submit to Siebel an itemized invoice for any fees and expenses accrued but unpaid. Siebel shall, upon payment of such amount, have no further liability to Contractor whatsoever for any further fees, expenses, or other payments. Siebel shall have no payment obligations under this Section until Contractor has returned all of Siebel's Confidential Information pursuant to Section 3.4 above. If Siebel terminates this Agreement due to breach by Contractor, Contractor agrees that Siebel shall have no payment obligations to Contractor for services that are related to Contractor's breach.

4. COMPENSATION.

Contractor's compensation for the Project Services and Deliverables are set forth in Exhibit A. Such compensation shall be Contractor's sole compensation for rendering the Project Services and Deliverables and otherwise performing its obligations under this Agreement.

5. QUALITY STANDARDS AND ACCEPTANCE.

5.1 QUALITY STANDARDS. Siebel, at its option, may provide Contractor with its written quality standards for the project. Contractor agrees to use these standards, as well as additional guidance and suggestions which may be provided from time to time by the Project Manager appointed by Siebel. Any or all Project Services and/or Deliverables must be satisfactory in the reasonable opinion of Siebel's Project Manager, who retains the right to approve all such Project Services and/or Deliverables prior to completion and delivery to Siebel.

5.2 ACCEPTANCE. Upon completion of the Project Services or any Deliverables, Contractor will advise Siebel in writing and Siebel's Project Manager shall approve or reject such Project Services and/or Deliverables in writing. Any rejection by Siebel's Project Manager shall specify the nature and scope of deficiencies and Contractor will, upon receipt of such rejection, act diligently to correct such deficiencies. Siebel shall have no obligation to compensate Contractor for Services or Deliverables that are rejected by Siebel.

6. CONFIDENTIAL AND PROPRIETARY INFORMATION AND MATERIALS.

Any disclosure of Confidential Information pursuant to this Agreement shall be governed by the terms of the Mutual Non-Disclosure Agreement between Siebel and Contractor dated August 22, 1997, the terms and conditions of which shall be incorporated herein by reference.

7. OWNERSHIP AND ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.

The Deliverables shall be the sole and exclusive property of Siebel, whether the Deliverables are in preparation or in a form or content approved by Siebel. Contractor hereby irrevocably assigns to Siebel all right, title and interest Contractor may have in and to any intellectual property developed by Contractor in its performance of this Agreement (whether conceived individually or jointly), and Contractor will take all steps reasonably required by Siebel to perfect its copyright, trademark and other intellectual property rights in and to the Deliverables. To the extent that the Deliverables, in whole or in part, constitute computer software programs or products ("Software"). Siebel and Contractor agree that Siebel shall have and enjoy any and all ownership and proprietary rights in and to such Software under all federal, state, local, and foreign intellectual property laws, including without limitation the Copyright Act of 1976, as amended) and all other applicable laws.

Siebel acknowledges that Contractor is likely to create original works for third parties which may appear similar to the Deliverables. Siebel agrees that, so long as such original work does not embody any Siebel Confidential Information and was developed independently of the Deliverables, such original work for the benefit of third parties is not likely to be a violation of this agreement and Contractor will not be prevented from pursuing a livelihood by independently creating such original, but similar, works for the benefit of third parties.

8. REPRESENTATIONS AND WARRANTIES OF CONTRACTOR.

8.1 GENERAL. Contractor represents and warrants that the project Services will be performed in a professional and workmanlike manner by employees of Contractor having a level of skill commensurate with the requirements of this Agreement. Contractor represents and warrants that the Deliverables will substantially conform to the specifications set forth in Exhibit A. If the Deliverable is non-conforming, Contractor shall, at its option, either correct the non-conformity or return all payments made by Siebel to Contractor hereunder relating to the non-conforming Deliverables.

8.2 ORIGINAL WORK. Contractor warrants that the work performed and the Deliverables delivered to Siebel under this Agreement will be original, will not have been previously published in whole or in part, will not infringe upon any rights of others, and will not have been previously assigned, licensed or otherwise encumbered. In performing its obligations under this Agreement, Contractor will avoid infringement of any patent, copyright, or trademark, or the disclosure of any trade secret or other confidential and proprietary information or material of any third party. Contractor represents and warrants that Siebel's use and exploitation of work and work prepared for Siebel, including but not limited to the Deliverables, will not be constrained by patents or any other intellectual property rights.

In the event Contractor wishes to include in the Deliverables any information or materials to which third parties have any rights, whether by patent, copyright, trade secret or otherwise ("Other Materials"), Contractor shall first notify Siebel. If Siebel consents to the inclusion of such Other Materials in the Deliverables, Contractor shall obtain from the third party, without expense to Siebel, written permission to include such Other Materials in the Deliverables. This written permission must be consistent with all the rights granted to Siebel under this Agreement. Contractor shall provide Siebel with a copy of the written permission at the time of the Deliverables.

To the extent Contractor incorporates Contractor's own preexisting source code/meta data into the Deliverables, Contractor grants Siebel the perpetual, royalty free right and license to use, copy, sublicense, and distribute such works to prepare derivative works therefrom. Contractor shall notify Siebel if it wishes to incorporate any such preexisting source code/meta data into the deliverables.

9. INDEPENDENT CONTRACTOR.

9.1 CONTROL. Contractor shall determined the time, place, methods, details and means of performing the Project Services. Siebel agrees to furnish access to any facilities, personnel and equipment necessary to facilitate Contractor's completion of the Deliverables but Contractor shall be responsible to provide the tools, know-how and instrumentalities used in the project.

9.2 TAXES, BENEFITS AND LICENSES. Contractor is solely responsible for the following: (a) the payment of all federal, state, and local taxes and all appropriate deductions or withholdings; (b) the payment or provision of any unemployment insurance benefits, state disability benefits, workers' compensation insurance, vacation, overtime or holiday pay, health, medical, dental or group insurance or any pension or profit sharing; (c) obtaining any applicable business or other commercial licenses; and (d) the hiring, firing, supervising and payment of compensation or other benefits to any agent, independent contractor, employee or assistant engaged by Contractor (with the approval of Siebel's Project Manager) to perform any aspect of the Project Services.

9.3 COMPLIANCE WITH SIEBEL'S POLICIES. Contractor will require its employees to observe the safety and security policies of Siebel, including but not limited to Siebel's policy that Contractor's employees shall, when visiting Siebel's premises, sign-in and/or wear a badge identifying such individual as an independent contractor.

10. MISCELLANEOUS.

10.1 INDEMNITY. Contractor shall defend, indemnify and hold Siebel harmless against any and all liabilities, claims, losses, damages, costs, expenses and attorneys fees arising out of or in connection with, directly or indirectly, acts or omissions of Contractor, a breach by Contractor of any warranty, covenant or other provision under this Agreement, or any misrepresentation made by Contractor. For purposes of this Section, "Contractor" shall mean and include Contractor, its employees, agents, representatives, and independent contractors. This indemnity provision shall survive the termination of this Agreement.

10.2 PUBLICITY. Contractor will not issue a press release or other public statement regarding Contractor's relationship with Siebel or this Agreement without the advance written consent of Siebel.

10.3 NO ASSIGNMENT. Both parties may assign this Agreement to a wholly-owned subsidiary or in connection with a merger, acquisition, or sale of all or substantially all of its assets without Contractor's advance written consent.

10.4 GOVERNING LAW AND VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of California. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the courts of the State of California; provided, however, that either party may seek judicial relief in any court of competent jurisdiction in actions to obtain injunctive relief for enforcement of its rights to confidential and proprietary information or materials.

10.5 SEVERABILITY. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

10.6 NOTICES. Any notice required to be made or given to either party hereto shall be made by personal delivery, telegram, telex, fax, mailgram, certified or registered mail return receipt requested, postage prepaid, and addressed to such party at its address set forth on the first page of this Agreement or to such other address as such party shall designate by written notice.

10.7 ENTIRETY. This Agreement, and all attached exhibits, sets forth the entire understanding of the parties regarding the subject matter and its provisions shall not be modified, or waived, in whole or in part, except in a writing signed by Contractor and Siebel. All prior contemporaneous discussions and agreements are merged into this Agreement.

SAGENT TECHNOLOGY, INC.

Signature: /s/ W. Virginia Walker
           -------------------------------

Name:      W. Virginia Walker
           -------------------------------

Title:     Exec. Vice Pres., CFO
           -------------------------------

Date:      3/3/98
           -------------------------------

SIEBEL SYSTEMS, INC.

Signature: /s/ Kevin A. Johnson
           -------------------------------

Name:      Kevin A. Johnson
           -------------------------------

Title:     Vice President, Legal Affairs
           -------------------------------

Date:      3/31/98
           -------------------------------


                                     [SEAL]

                                   EXHIBIT A1

                        PROJECT SERVICES AND DELIVERABLES

PROJECT SERVICES. Contractor will provide the necessary services and skills ("Project Services") as described below:

1. Assist Siebel personnel with the development of the Data Model for the Siebel Data Mart.

2. Assist Siebel Server Engineering personnel with the configuration of the data extract process to move data from the Siebel Enterprise Applications database to the Siebel Marketing Enterprise Data Mart.

3.     Configure plans used to drive Siebel Marketing Enterprise client queries.

4.     Develop and test components containing Sagent materials.

5.     Perform overall project planning and management.

KEY INDIVIDUALS. The following individuals are essential to the satisfactory performance of the Project Services.

                         Tommy Smith
                         -------------------------------------------------------
                         Jean Ebling
                         -------------------------------------------------------

                         -------------------------------------------------------

DELIVERABLES. Contractor will prepare and complete the following deliverables ("Deliverables") as described below:

1.     Data Model for the Siebel Data Mart.

2. Siebel Data Mart Builder Extract Plans, which will consist of data that has been extracted from the Siebel Enterprise Applications database to the Siebel Data Mart.

3.     Analysis Plans.

4. Configured and optimized query plans used to drive Siebel Marketing Enterprise client queries to ensure optimal performance of Siebel Marketing Enterprise.

COMPENSATION. In full consideration for Contractor's timely and satisfactory completion and/or delivery of the Project Services and Deliverables set forth in this Exhibit A1, Contractor will be paid a total fee not to exceed $[*] U.S. dollars.

INVOICES. All invoices should be sent by Contractor directly to Siebel's Accounts Payable Department:

                         Siebel Systems, Inc.
                         1855 South Grant Street
                         San Mateo, CA  94402

                         Attn:  Accounts Payable Administrator

Provided the Accounts Payable Department has received written acceptance of the Deliverables from the designated Siebel Project Manager, all invoices are due and payable by Siebel within fifteen (15) days after receipt of the applicable invoice by Siebel's Accounts Payable Department.

EXPENSES. Siebel shall also reimburse Contractor for any reasonable and necessary expenses actually incurred which are incidental to the Project Services performed hereunder. Expenses exceeding $25.00 (Twenty-Five U.S. Dollars) must be approved in advance by Siebel. Reimbursement for expenses incurred will be made pursuant to an invoice or invoices submitted to Siebel by Contractor. Invoices can be submitted monthly and should specify the period for which reimbursement is claimed. Invoices must be substantiated by receipts where receipts are normally issued.

CONTRACTOR AGREES THAT NO COMPENSATION WILL BE DUE FROM SIEBEL BEYOND WHAT HAS BEEN EXPRESSLY OUTLINED IN THIS EXHIBIT A1 UNLESS APPROVED IN WRITING IN ADVANCE BY SIEBEL.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.